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                                                                   Exhibit 10(b)

                   AMENDED AND RESTATED EMPLOYMENT AGREEMENT


     AMENDED AND RESTATED EMPLOYMENT AGREEMENT, dated as of December 31, 1989, between EMONS HOLDINGS, INC., a Delaware corporation with offices at 96 South George Street, York, Pennsylvania 17401 (together with any and all present and future affiliates and subsidiaries thereof, the "Company"), and ROBERT GROSSMAN, residing at 57 Deer Ford Drive, Lancaster, Pennsylvania 17601 (the "Employee").

     Employee presently serves as the Chairman of the Board and Chief Executive Officer of the Company and performs services for the Company pursuant to the terms and conditions of that certain Employment Agreement dated as of December 31, 1986 (the "1986 Employment Agreement") between Employee and the Company (as assignee of Emons Industries, Inc.). The Company desires to continue to engage Employee to serve in such capacity and to perform such services for the Company and Employee desires to so serve and perform such services on the terms and conditions of the 1986 Employment Agreement, as amended and restated hereby and hereinafter set forth.

     1.  Term.  The Company agrees to employ Employee, and Employee agrees to
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serve, on the terms and conditions of this Agreement for a period commencing as of the date hereof and ending five years from the starting date, and thereafter the term of this Agreement shall be extended for additional one-year terms unless either party delivers to the other party written notice of termination within 60 days of the end of the preceding term, or such shorter period as may be provided for herein. The period during which Employee is employed hereunder is hereafter referred to as the "Employment Period."

     2.  Duties and Services.  During the Employment Period, Employee shall be
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employed in the business of the Company as the Chairman of the Board and Chief
Executive Officer. In performance of his duties, Employee shall be subject to the direction of the Board of Directors of the Company. Employee agrees to his employment as described in this Section 2 and agrees to devote substantially all of his professional time and efforts to the performance of his duties under this Agreement. Employee shall be available to travel as the needs of the business require.

     3.  Compensation.  As full compensation for his services hereunder, the
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Company shall pay Employee, during the Employment Period, a salary payable in equal weekly installments at the annual rate of $200,000. Employee shall also be entitled to
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participate in the Company's Incentive Compensation Plan and Incentive and Non-
Qualified Stock Option Plans during such time as he continues to be eligible therefor. Employee shall be entitled to participate in all other present or future employee benefit plans of the Company if he meets the eligibility requirements therefor. Employee's salary shall be reviewed from time to time, but not less than once during any twelve consecutive month period, by the Board of Directors of the Company and, upon such review, Employee's salary may be increased to such rate as shall be considered appropriate and fixed by the Board of Directors.

     4.  Automobile Allowance; Expenses; and Vacation.  The Company shall pay
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Employee an automobile allowance of $400 per month, payable on the first day of each month, for the purpose of enabling Employee to obtain the use of an automobile in the performance of his duties hereunder and shall reimburse Employee for all out-of-pocket expenses incurred in connection with the use of such automobile, including without limitation expenses for gasoline, repairs, tolls, and automobile insurance. Employee shall also be entitled to reimbursement for reasonable travel and other out-of-pocket expenses necessarily incurred in the performance of his duties hereunder, in accordance with the then regular procedures of the Company. Employee shall further be entitled to reasonable vacations of not less than four weeks annually or as otherwise may be in accordance with the then regular procedures of the Company governing officers.

     5.  Life Insurance; Disability.  (a) If requested by the Company, Employee
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shall submit to such physical examinations and otherwise take such actions and execute and deliver such documents as may be reasonably necessary to enable the Company, at its expense and for its own benefit, to obtain life insurance on the life of Employee.

         (b) The Company shall obtain and maintain a long-term disability insurance policy insuring the health of the Employee, from a reputable nationally recognized insurance carrier, payment pursuant thereto to commence upon the earlier of any termination pursuant to Section 6(b) or pursuant to the terms and conditions of such policy; provided that the Company shall be obligated to pay policy premiums therefor of approximately $6,000 per policy year.

         (c) The Company shall obtain and maintain a term life insurance policy or policies from a reputable nationally recognized insurance carrier or carriers, in an amount of not less than three times the salary of Employee, insuring the life

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of Employee for the benefit of a beneficiary (or beneficiaries) to be designated by Employee.

     6.  Consequences of Termination of Employment.
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         (a)  Death.  In the event of the death of Employee during the term of
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this Agreement, the estate or other legal representative of Employee shall be entitled to the salary provided for in Section 3, which, if Employee had not died, would have accrued to the end of the sixth month next succeeding the month in which death takes place, in addition to the proceeds of any life insurance policy insuring the life of Employee obtained pursuant to Section 5(c). Other rights and benefits of Employee under employee benefit plans and programs of the Company, generally, will be determined in accordance with the terms and provisions of such plans and programs.

         (b)  Disability.  If Employee shall become incapacitated by reason of
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sickness, accident or other physical or mental disability and shall be unable to perform his normal duties hereunder for a cumulative period of six (6) months in any period of twelve (12) consecutive months, the employment of Employee hereunder may be terminated by Employee or the Company upon thirty (30) days' notice to the other party. Within thirty (30) days after such termination, the Company shall pay to Employee any salary provided for in Section 3 accrued to the date of such termination and not theretofore paid and, in addition thereto, cause the commencement of the payments to Employee under the disability insurance policy obtained pursuant to Section 5(b) to be paid to Employee; provided, however, that any payments of salary hereunder shall be reduced by the amount of any payments received by Employee under such disability insurance policy. The Company shall continue to carry the life, health, hospitalization, surgical and major medical insurance coverage for Employee for the twenty-four-month period of disability following termination, unless prohibited by the insurer or by law, in which case the Company shall provide the economic equivalent (as hereinafter defined) to Employee. If coverage is continued, the Company shall, at the end of such twenty-four-month period, give Employee the right to assume the life, disability, health, hospitalization, surgical and major medical insurance coverage or to reimburse the Company for its continuing payments under such policies, unless prohibited by the insurer or by law. Other rights and benefits of Employee under employee benefit plans and programs of the Company, generally, will be determined in accordance with the terms and provisions of such plans and programs.

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         (c)  Termination by the Company for Due Cause.  Nothing herein shall
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prevent the Company from terminating Employee for Due Cause.  Employee shall continue to receive salary payments provided for in this Agreement only through the period ending with the date of such termination as provided in this Section. Any rights and benefits he may have under employee benefit plans and programs of the Company, generally, shall be determined in accordance with the terms and provisions of such plans and programs. The term "Due Cause" as used herein, shall mean that (i) Employee has committed a serious criminal act, such as embezzlement, against the Company or a felony involving moral turpitude or (ii) Employee, in carrying out his duties hereunder, has been guilty of willful misconduct, resulting in either case in material harm to the Company; provided, in any event, Employee shall be given written notice by a majority of the Board of Directors of the Company that it intends to terminate Employee's employment for Due Cause under this Section, which written notice shall specify the act or acts upon the basis of which the majority of the Board of Directors of the Company intends so to terminate Employee's employment, and Employee shall then be given the opportunity, within fifteen (15) days of his receipt of such notice, to have a meeting with the Board of Directors of the Company to discuss such act or acts.

         (d)  Termination By the Company Other Than for Due Cause.  The
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foregoing notwithstanding, the Company may terminate Employee's employment prior to the expiration of the term of this Agreement for whatever reason it deems appropriate; provided, however, that in the event such termination is not due to Disability as provided in Section 6(b) or based on Due Cause as provided in
Section 6(c) Employee shall be entitled to a lump sum payment, payable within thirty (30) days after his termination of employment, of an amount equal to 24 months' base salary at a rate equal to the highest annualized rate in effect, pursuant to Section 3, during the six-month period immediately prior to his termination; provided, however, that, except in the case of termination under section 6(f), if the Board of Directors determines that the payment of such lump sum amount would have a materially adverse effect on the financial condition of the Company, the Company may elect to pay such amount to Employee in 24 equal consecutive monthly installments payable on the first day of each month commencing with 30 days after such termination. Employee shall be under no obligation to seek subsequent employment and upon obtaining subsequent employment shall be under no obligation to offset any amounts earned from such subsequent employment (whether as an employee, a consultant or otherwise) against the aforesaid salary payment due under this Section. The Company shall continue to pay the automobile allowance pursuant to Section 4 and shall continue to carry the

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life, disability, health, hospitalization, surgical and major medical insurance coverage for Employee for a 24-month period following termination of employment, unless prohibited by the insurer or by law, in which case the Company shall provide the economic equivalent. If coverage is continued, the Company shall give the Employee the right to assume the life, disability, health, hospitalization, surgical and major medical insurance coverage or to reimburse the Company for its continuing payments under such policies, unless prohibited by the insurer or by law. For purposes of this Agreement, "economic equivalent" shall mean the cost of the premiums paid by the Company for the insurance coverage provided to Employee by the Company during the 12 consecutive month period prior to such termination. Any such continuing insurance coverage, or economic equivalent thereof, will be offset by comparable coverage to Employee in connection with subsequent employment, if any. Other rights and benefits of Employee under employee benefit plans and programs of the Company, generally, will be determined in accordance with the terms and provisions of such plans and programs.

         (e)  Constructive Termination of Employment by the Company Without Due
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Cause.  Anything herein to the contrary notwithstanding, if the Company:
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         (A)  demotes Employee to a lesser position than provided in Section 2;

         (B) causes a material change in the nature or scope of the authorities, powers, functions, duties, or responsibilities attached to Employee's position as described in Section 2;

         (C) decreases Employee's salary (other than a decrease that affects all senior executive employees on a pro rata basis) below the level provided for by the terms of Section 3 (taking into account increases made from time to time);

         (D) materially reduces Employee's benefits under any employee benefit plan, program or arrangement of the Company (other than a change that affects all senior executive employees) from the level in effect upon Employee's commencement of participation; or

         (E) fails to obtain the agreement of a successor company to assume the obligations of the Company under this Agreement as required by Section 7,

then such action (or inaction) by the Company, unless consented to in writing by Employee, shall constitute a termination of

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Employee's employment by the Company other than for Due Cause pursuant to
Section 6(d).

Notwithstanding the preceding sentence, within sixty (60) days after learning of the action (or inaction) described herein as the basis for a Constructive Termination of Employment, Employee shall (unless he gives written consent thereto) advise the Company in writing, that the action (or inaction) constitutes a termination of his employment other than for Due Cause pursuant to
Section 6(d) in which event the Company shall have thirty (30) days in which to correct such action (or inaction) and if the Company does so correct such action (or inaction) Employee shall not be entitled to terminate his employment under this Section as a result of such action (or inaction).

         (f)  Termination of Employment Following a Change in Control.  Employee
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may terminate his employment with the Company within one (1) year after a change in control of the Company, as defined below, and such termination of employment shall be treated as a termination of employment by the Company other than for Due Cause as provided in Section 6(d). For purposes of this Section, a Change in Control of the Company shall be deemed to have occurred if:

         (A) a "person" (meaning an individual, a partnership, or other group or association as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, other than Employee, or a group including the Employee) acquires, directly or indirectly, twenty-five percent (25%) or more of the combined voting power of the outstanding securities of the Company having a right to vote in elections of directors; or

         (B) the individuals who as of the date of this Agreement constitute the Board of Directors of the Company cease for any reason to constitute a majority thereof unless the election, or nomination for election, of each new director was approved by the current Chairman of the Board and the current Board of Directors of the Company; or

         (C) the business of the Company is disposed of by the Company to a party or parties other than a subsidiary or other affiliate of the Company, in which the Company owns less than a majority of the equity, pursuant to a partial or complete liquidation of the Company, a sale of assets (including stock of a subsidiary of the company) or otherwise.

         (g)  Voluntary Termination.  In the event the Employee terminates his
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employment of his own volition prior to the expiration of the term of this
Agreement (other than as provided

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in Section 6(e) or Section 6(f) such termination shall constitute a voluntary termination and in such event the Employee shall be limited to the same rights and benefits as provided in connection with termination for Due Cause.

     7.  Merger, etc.  In the event of a future disposition of (or including)
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the properties and business of the Company, substantially as an entirety, by merger, consolidation, sale of assets, or otherwise, then the Company shall assign this Agreement, subject to the consent of Employee, and subject further to Employee's rights under Section 6(f) and all of its rights and obligations hereunder, to the acquiring or surviving corporation or entity; provided that such corporation or entity shall assume in writing all of the obligations of the Company.

     8.  Survival.  The covenants, agreements, representations, and warranties
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contained in or made pursuant to this Agreement shall survive Employee's termination of employment, irrespective of any investigation made by or on behalf of any party.

     9.  Modification.  This Agreement sets forth the entire understanding of
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the parties with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

     10.  Notices.  Any notice or other communication required or permitted to
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be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given at the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 10). Notice to the estate of Employee shall be sufficient if addressed to Employee as provided in this
Section 10. Any notice or other communications given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof.

     11.  Waiver.  Any waiver by either party of a breach of any provision of
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this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement shall not operate as or be construed to be a waiver of any such provision or any other provision under this Agreement. Any waiver must be in writing.

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     12.  Binding Effect; Assignment to Parent.  Employee's rights and
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obligations under this Agreement shall not be transferable by assignment or otherwise, such rights shall not be subject to commutation, encumbrance, or the claims of Employee's creditors, and any attempt to do any of the foregoing shall be void. The provisions of this Agreement shall be binding upon and inure to the benefit of Employee and his heirs and personal representatives, and shall be binding upon and inure to the benefit of the company and its successors and those who are its assigns under Section 7.

     13.  No Third Party Beneficiaries.  This agreement does not create, and
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shall not be construed as creating, any rights enforceable by any person to a party to this Agreement (except as provided in Section 12).

     14.  Headings; Governing Law.  The headings in this Agreement are solely
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for the convenience of reference and shall be given no effect in the construction or interpretation of this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflict of laws.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                         EMONS HOLDINGS, INC.


                                         By: /s/  Alfred P. Smith
                                             -----------------------
                                             Title:  Vice President



                                            /s/ Robert Grossman
                                            ------------------------
                                            Robert Grossman

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